Exhibit 10.1

PAYMENT AGREEMENT AND GENERAL RELEASE

          THIS PAYMENT AGREEMENT AND GENERAL RELEASE (this “Agreement”) is entered into this ______ day of November, 2009, by and between U.S. Precious Metals, Inc., a Delaware corporation (the “Parent”), with an office at 801 International Parkway, 5th Floor, Lake Mary, Florida 32746, and U.S. Precious Metals de Mexico, S.A. de C.V., a company formed under the laws of the United Mexican States (the “Subsidiary” and together with the Parent, each a “Company” and collectively, the “Companies”), with an office at Jacaranda 119, Col. Los Angeles, Michoacan, Morelia, C.P. 58100, and Duane Morris LLP, a Delaware limited liability partnership (“Duane Morris”), with an address at 111 S. Calvert Street, Suite 2000, Baltimore, MD 21202.

RECITALS

          WHEREAS, the Companies previously sought and obtained legal counsel and related services from Duane Morris, including, without limitation, legal counsel and related services performed in connection with regulatory and securities compliance, various financing arrangements, and general corporate representation (collectively, the “Engagement”);

          WHEREAS, Duane Morris provided legal counsel and performed related services for the Companies consistent with the scope of the Engagement;

          WHEREAS, as of the date of this Agreement, the Companies are indebted to Duane Morris in the amount of $1,297,678.39 (the “Existing Debt”) for legal counsel and related services rendered and disbursements not yet paid to Duane Morris in connection with the Engagement;

          WHEREAS, the Companies have requested that Duane Morris make certain financial accommodations to the Companies with respect to payment of the Existing Debt and to continue to provide professional services to the Companies in connection with the Engagement (the “Continued Engagement”);

          WHEREAS, the Companies agree, jointly and severally, to pay Duane Morris for any professional services rendered in connection with the Continued Engagement immediately upon invoice thereof and that all such amounts, together with any and all interest due and owing to Duane Morris and any and all other additional costs and fees under the terms of the Engagement, shall constitute additional indebtedness of the Companies to Duane Morris and shall be subject to the terms of this Agreement (such indebtedness, together with the Existing Debt, the “Debt”);

          WHEREAS, Duane Morris has agreed to continue to provide such professional services to the Companies in connection with the Engagement on the terms and conditions stated herein; and

          WHEREAS, the Parent directly owns 100% of the equity securities of the Subsidiary (the “Equity Securities”) and has determined that its execution, delivery and performance of this Agreement and the other documents referred to herein directly and indirectly benefit, and are within the best interests of, the Parent.

          NOW, THEREFORE, in consideration of the foregoing premises, and intending to be legally bound hereby, and in consideration of the mutual covenants, promises and forbearances set forth below, and other good and valuable consideration, receipt of which is hereby acknowledged, each of the Companies and Duane Morris hereby covenants, contracts and agrees as follows:

          1. Incorporation of Recitals. The Recitals set forth above are true and correct and are incorporated herein by reference and made a binding part of this Agreement as though fully set forth herein.

          2. Acknowledgement of Debt. Each of the Companies acknowledges, affirms and agrees that (i) such Company receives direct and indirect benefits from the legal counsel and related services provided by Duane Morris to the other Company, (ii) all such legal counsel and related services were provided for the benefit of both Companies, (iii) the Existing Debt is validly due and owing to Duane Morris by both Companies on a joint and several basis, (iv) such Existing Debt has been documented by Duane Morris through the provision of invoices to the Parent, which invoices have not been paid (to the extent of the Existing Debt) or otherwise adjusted as of the date hereof, and (v) any additional Debt incurred shall be owing to Duane Morris by both Companies on a joint and several basis.

          3. Waiver of Defenses. Each Company waives any and all objections, defenses, counterclaims or other legal challenges of any kind or nature which it may have or claim to have against Duane Morris with respect to the Existing Debt.

          4. Satisfaction of Debt.

               (i) The Companies jointly and severally acknowledge and agree that (a) at all times on or after the date hereof, the Debt is immediately due and payable, without protest, presentment, demand, or further notice of any kind to either Company, all of which are expressly waived by each of the Companies, (b) although Duane Morris has not taken any collection actions with respect to the Debt as of the date hereof, Duane Morris reserves the right to take collection actions with respect to the Debt, in its sole discretion, at any time and from time to time, (c) in the event that Duane Morris elects, in its sole discretion, to take any collection actions with respect to the Debt, the Companies shall, subject to applicable laws, cooperate fully with any such collection actions and use their best efforts to ensure that the Debt is fully satisfied, (d) in the event of a Transaction (as defined below), the Companies shall pay the Debt in full, in immediately available funds, prior to or simultaneously with the consummation of any such Transaction, (e) in the event that Duane Morris discontinues or withdraws from its representation of either Company, the Companies shall immediately pay the Debt in full, in immediately available funds, (f) in the event that either Company commences any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state, federal or other bankruptcy or insolvency law, or any dissolution or liquidation proceeding or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any state, federal or other bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is involuntarily commenced against or in respect of either Company or an order for relief is entered in any such proceeding, the Companies shall immediately pay the Debt in full, in immediately available funds, and (g) the Companies shall pay the Debt in full in immediately available funds, on or prior to, in the event that Duane Morris, in its sole discretion, has elected not to take any collection actions and no Transaction has occurred as of such date.

               (ii) For purposes hereof, “Transaction” means, with respect to either Company, the first to occur of any one or more of the following:

                    (a) any Person (as defined in Section 13(d) and 14(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than (1) such Company or any trustee or other fiduciary thereof holding securities of such Company, (2) any Person acquiring securities from such Company solely pursuant to a written agreement with such Company, or (3) any company owned, directly or indirectly, by the stockholders of such Company in substantially the same proportions as their ownership of stock in such Company, is or becomes the Beneficial Owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of such Company representing fifty percent (50%) or more of the combined voting power of such Company’s then outstanding voting securities;

                    (b) the consummation of a merger or consolidation of such Company with any other business entity, other than a merger or consolidation where no Person becomes the Beneficial Owner of a majority of the resulting voting power and where the voting securities of such Company outstanding immediately prior thereto continue to represent, either by remaining outstanding or by being converted into voting securities of the surviving or controlling entity, at least fifty percent (50%) of the combined voting power of the voting securities of such Company or such surviving or controlling entity outstanding immediately after such merger or consolidation;

                    (c) the sale or disposition by such Company of all or substantially all of such Company’s assets;

                    (d) any one or more investments in such Company on or after the date hereof, in the form of debt or equity or any combination thereof, which investments in the aggregate are equal to or greater than $5,000,000.00; or

                    (e) the dissolution, winding up or liquidation of the Company.

          5. Negative Covenants.

               (i) Each of the Companies jointly and severally covenants and agrees that, from the date hereof, through such time as any portion of the Debt is outstanding, without the prior written consent of Duane Morris, which consent may be withheld in Duane Morris’ sole and absolute discretion, neither of the Companies will:

                    (a) create, incur, assume or suffer to exist, any indebtedness, secured or otherwise, in excess of $[_50,000_] in the aggregate, other than (x) trade payables arising in such Company’s ordinary course of business or (y) convertible promissory notes sold in connection with the Companies’ fundraising efforts, or any lien or encumbrance on any of its assets; or

                    (b) voluntarily repay in whole or in part, or modify, any existing indebtedness (other than trade payables arising in such Company’s ordinary course of business), prior to the repayment of the Debt in full.

               (ii) The Parent covenants and agrees that, from the date hereof, through such time as any portion of the Debt is outstanding, without the prior written consent of Duane Morris, which consent may be withheld in Duane Morris’ sole and absolute discretion, the Parent will not:

     (a) convey, sell, assign, lease or sublease, transfer (by operation of law or otherwise), exchange or otherwise dispose of any Equity Securities or any interest therein;

     (b) create or suffer to exist any lien or encumbrance upon or with respect to any Equity Securities; or

     (c) approve or consent to the issuance of (1) any additional equity securities of the Subsidiary, (2) any securities convertible voluntarily by the holder thereof or upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any equity securities of the Subsidiary, or (iii) any warrants, options, contracts or other commitments entitling any person or entity to purchase or otherwise acquire any equity securities of the Subsidiary.

               (iii) The Subsidiary covenants and agrees that, from the date hereof, through such time as any portion of the Debt is outstanding, without the prior written consent of Duane Morris, which consent may be withheld in Duane Morris’ sole and absolute discretion, the Subsidiary will not:

         (a) declare, set aside or pay any cash dividend or other distribution on any of its equity securities;

         (b) authorize, issue or sell or enter into any agreement or arrangement for the authorization, issuance or sale of (1) any additional equity securities of the Subsidiary, (2) any securities convertible voluntarily by the holder thereof or upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any equity securities of the Subsidiary, or (iii) any warrants, options, contracts or other commitments entitling any person or entity to purchase or otherwise acquire any equity securities of the Subsidiary; or

         (c) violate any covenant or agreement contained in the Pledge Agreement to be entered into by and between the Subsidiary and Duane Morris substantially simultaneously with the execution of this Agreement (the “Pledge Agreement”).

          6. Exercise of Remedies. Each of the Companies acknowledges and agrees that in the event that (i) it fails to make any payment of the Debt as and when due under the terms of this Agreement, (ii) it violates any covenant or fails to perform any other obligation under the terms of this Agreement, or (iii) the Subsidiary defaults under or violates any covenant, term or provision of, the Pledge Agreement, Duane Morris shall be entitled (a) to exercise any and all rights and remedies against the Companies which are available to Duane Morris under applicable law, including, without limitation, the commencement of litigation against either or both of the Companies for collection of the full amount of the Debt or any portion thereof which remains outstanding and the exercise of all rights and remedies available pursuant to the Pledge Agreement; (b) to recover from the Companies all attorneys’ fees and costs incurred by Duane Morris in connection therewith; (c) without further obligation, to cease performing any and all professional services for the Companies in connection with the Engagement; and (d) to take any and all such steps as may be necessary to withdraw from representation of the Companies in connection with the Engagement, to which the Companies shall not object or otherwise inhibit or challenge.

          7. Release. In consideration of the forbearance to date by Duane Morris with respect to payment of the Debt and the accommodations made to the Companies with respect to payment of the Debt as stated herein, the Companies, for themselves and their respective officers, directors, affiliates, partners, subsidiaries, divisions, agents, successors, and assigns (collectively, the “Client Parties”), hereby release and forever discharge Duane Morris and its present and former officers, directors, affiliates, partners, subsidiaries, divisions, agents, employees, insurers, successors, and assigns (collectively, the “Duane Morris Parties”), from any and all liabilities, claims, actions, causes of action or suits, presently asserted or unasserted, accrued or unaccrued, known or unknown, that the Client Parties had, now have, or may have, or could claim to have against the Duane Morris Parties in anyway arising from or related to the Engagement.

          8. Confidentiality. The parties hereto agree that all terms and provisions of this Agreement, together with all matters concerning all dealings between them (collectively, the “Confidential Information”) shall remain strictly confidential, except to the extent that (i) any party hereto is required to report to any governmental, regulatory or insurance-related authority or company information contained herein; or (ii) Duane Morris enforces the terms of this Agreement and/or exercises its rights and remedies hereunder. Unless otherwise permitted by the terms of this paragraph, no aspect of the Confidential Information shall be voluntarily disclosed and, should any party be called upon by subpoena, deposition or otherwise to disclose any matter concerning the Confidential Information, it shall give notice to the other party in writing not less than ten (10) days prior to responding to such request for information.

          9. Integration. This Agreement contains the entire agreement between the parties hereto and the terms of this Agreement are contractual and not a mere recital.

          10. Remedies Cumulative. The rights, powers and remedies of Duane Morris provided in this Agreement are cumulative and not exclusive of any right, power or remedy provided by law or equity, and no failure or delay on the part of Duane Morris in the exercise of any right, power, or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

          11. Companies’ Representations. Each Company represents that it (i) has carefully read this entire Agreement; (ii) has been advised by Duane Morris to consult with independent counsel of its choice concerning this Agreement and the meaning and significance thereof and has been afforded a reasonable period of time to do so; (iii) understands the contents hereof; and (iv) has entered into this Agreement voluntarily.

          12. Successors and Assigns. This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns.

          13. Amendment and Waiver. No amendment of this Agreement, and no waiver, discharge or termination of any one or more of the provisions hereof, shall be effective unless set forth in writing and signed by the parties hereto.

          14. Severability of Provisions. Any provision of this Agreement that is held to be inoperative, unenforceable, void or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

          15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which taken together shall constitute one and the same document.

          16. Governing Law. This Agreement shall be governed by Maryland law, without regard to its conflict of laws principles.

          17. Authority to Sign. Each party represents that the person executing this Agreement on its behalf has been duly authorized to do so.

[SIGNATURE PAGE FOLLOWS]

          AND NOW, intending to be lawfully bound, each Company and Duane Morris hereunder set their hand and seal as of the date first written above.

U.S. PRECIOUS METALS, INC.

By:	/s/ M. Jack Kugler

Name: M. Jack Kugler
Title: Chief Executive Officer

U.S. PRECIOUS METALS DE MEXICO, S.A. DE C.V.

By:	/s/ David Burney

Name: David Burney
Title: Managing Director

DUANE MORRIS LLP

By:	/s/ Keli B. Isaacson

Name: Keli B. Isaacson
Title: Partner

Payment Agreement and General Release